UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

First Business Financial Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-34095	39-1576570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive Madison, Wisconsin (Address of Principal Executive Offices)	53719 (Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 238-8008

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The purpose of this amendment to the Form 8-K dated April 15, 2026 filed by First Business Financial Services, Inc. is to re-file the Employment Agreement (as defined below) as Exhibit 10.1. Due to an administrative error, the previously filed version of the Employment Agreement omitted the language in Section 2.3 relating to the equity awards described under “Employment Agreement” in Item 5.02, below. There are no other changes to the Form 8-K, including to the description of the Employment Agreement contained therein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David R. Seiler as President and Chief Executive Officer and a Director

On April 15, 2026, the Board of Directors of First Business Financial Services, Inc. (the “Company”) appointed David R. Seiler as President and Chief Executive Officer of the Company, effective May 3, 2026. Mr. Seiler will succeed Corey A. Chambas, whose retirement from his role as the Company’s Chief Executive Officer was announced in May 2025.

Also on April 15, 2026, Mr. Seiler was appointed to the Company’s Board of Directors effective May 3, 2026. Mr. Seiler will serve as a Class III Director, to hold office until the Company’s 2028 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

Mr. Seiler has served as the President and Chief Operating Officer of the Company since January 3, 2023. He previously served as Chief Operating Officer of the Company from 2016 to January 2, 2023. He has served as a director and chair of the First Business Specialty Finance, LLC Board of Directors since 2021. Mr. Seiler brings over 30 years of financial services experience with leading commercial banking firms in the Midwest. Prior to joining the Company, he served as Managing Director of the Correspondent Banking Division of BMO Harris Bank. He received a bachelor’s degree in Marketing and Business Administration and a master’s degree in Real Estate Appraisal and Investment Analysis from the University of Wisconsin-Madison. Mr. Seiler is a board member of and a volunteer with Big Brothers Big Sisters of Dane County.

Employment Agreement

On April 15, 2026, First Business Financial Services, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with David R. Seiler, effective as of May 3, 2026 (the “Effective Date”).

Pursuant to the Agreement, Mr. Seiler will serve as the Company’s President and Chief Executive Officer, reporting directly to the Company’s Board of Directors. The Agreement has an initial term of five years from the Effective Date and automatically renews for successive one-year periods unless either party provides at least 60 days’ prior written notice of non-renewal.

The Agreement provides for an annual base salary of not less than $600,000, which will be subject to increase from time to time at the discretion of the Board. Mr. Seiler is also eligible to participate in the Company’s annual cash incentive plan and long-term incentive compensation programs available to senior executives. In addition, on May 16, 2026, Mr. Seiler will receive a grant of restricted stock units with a target value of $215,000, which will vest over a five-year period, with 15% of the award vesting on each of the first four anniversaries of the grant date and the remaining 40% vesting on the fifth anniversary of the grant date, in each case subject to Mr. Seiler’s continued employment through the applicable vesting date. The award will not include retirement vesting provisions.

Mr. Seiler is entitled under the Agreement to participate in the Company’s employee benefit plans and programs available to senior executives and to receive reimbursement for reasonable business expenses.

If Mr. Seiler resigns without “Good Reason” or is terminated by the Company for “Cause” (in each case as defined in the Agreement), he will be entitled only to his accrued but unpaid base salary, reimbursement of business expenses, and any rights under outstanding equity or incentive awards in accordance with their terms. If Mr. Seiler’s employment terminates due to death or disability, or upon a non-renewal of the Agreement, he will be entitled to the accrued amounts described above, as well as any earned but unpaid annual incentive compensation for the prior completed fiscal year, payable in accordance with the terms of the applicable incentive plan.

If Mr. Seiler’s employment is terminated by the Company without Cause or by Mr. Seiler for Good Reason, subject to his execution and non-revocation of a release of claims, he will be entitled to: (i) accrued but unpaid compensation and expense reimbursements; (ii) any earned but unpaid annual incentive compensation for the prior completed fiscal year; (iii) a severance payment equal to two times his then-current base salary, payable in installments over 24 months (subject to a six-month delay to the extent required to comply with Section 409A of the Internal Revenue Code); (iv) a prorated annual incentive payment for the year of termination based on his target bonus opportunity; and (v) continued participation in the Company’s group health plan for up to 18 months at active employee rates subject to earlier termination upon eligibility for coverage from a subsequent employer.

In the event of a qualifying termination in connection with a change in control, Mr. Seiler’s rights will be governed by his existing change-in-control severance agreement with the Company.

The Agreement contains customary restrictive covenants, including confidentiality obligations, non-solicitation of clients and employees, and restrictions on competitive activities following termination of employment, generally lasting up to 24 months. In addition, the Agreement includes provisions relating to assignment of business ideas, cooperation obligations, and other customary executive employment terms.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are being furnished herewith:
	10.1	Employment Agreement dated as of April 15, 2026, by and between First Business Financial Services, Inc. and David R. Seiler.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2026	First Business Financial Services, Inc.

	By:	/s/ Brian D. Spielmann
	Name:	Brian D. Spielmann
	Title:	Chief Financial Officer